As filed with the Securities and Exchange Commission on June 12, 2009
Registration No. 333-159633

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Pre-Effective Amendment No. 1 To
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INTEGRA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	35-1632155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
21 S.E. Third Street
P.O. Box 868
Evansville, Indiana 47705-0868
(812) 464-9677
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Martin M. Zorn
Integra Bank Corporation
21 S.E. Third Street
Evansville, Indiana 47705-0868
(812) 461-5794
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
David C. Worrell
Baker & Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Maximum	Maximum
Title of each class of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per share	offering price	registration fee
Warrant to Purchase Common Stock and underlying shares of Common Stock(1)	7,418,876 (1)	$1.69 (2)	$12,537,900.44 (2)	$699.62 (3)

(1)	There are being registered hereunder (a) a warrant for the purchase of 7,418,876 shares of common stock with an initial per share exercise price of $1.69 per share, (b) the 7,418,876 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $1.69.

(3)	Registration fee previously paid by the Registrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell any of these securities or accept your offer to buy any of them until the registration statement of which this prospectus is a part has been declared “effective” by the SEC. This prospectus is not an offer to sell these securities and the selling securityholders are not soliciting your offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.
SUBJECT TO COMPLETION, DATED June 12, 2009
Prospectus
INTEGRA BANK CORPORATION
WARRANT TO PURCHASE 7,418,876 SHARES OF COMMON STOCK
7,418,876 SHARES OF COMMON STOCK
     This prospectus relates to the potential resale from time to time by selling securityholders of a warrant to purchase 7,418,876 shares of our common stock, or the warrant, and any shares of our common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant, along with 83,586 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, or series B preferred stock, was originally issued by us pursuant to the Letter Agreement dated February 27, 2009, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.
     The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.
     We will not receive any proceeds from the sale of the securities by the selling securityholders.
     The warrant is not listed on an exchange and we do not intend to list the warrant on any exchange.
     Our common stock is traded on the Nasdaq Global Select Market under the symbol “IBNK.” On June ___, 2009, the closing price of our common stock was $           per share. You are urged to obtain current market quotations of our common stock.
     You should read carefully both this prospectus and any prospectus supplement or other offering material before you invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.
     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.
     Our principal executive offices are located at 21 S.E. Third Street, Evansville, Indiana 47705 and our telephone number is (812) 464-9677. Our Internet address is www.integrabank.com.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
The date of this prospectus is ____ __, 2009.

About This Prospectus
     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.
     We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.
     Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, “Integra,” “we,” “us,” “our” and similar terms refer to Integra Bank Corporation and its subsidiaries.
     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
Cautionary Statement Regarding Forward-Looking Statements
     This prospectus contains, and the documents incorporated by reference herein and any prospectus supplement hereto may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
     These risks, uncertainties and other factors include:
•	the effects of the current recession in the markets in which we primarily do business;

•	changes in the interest rate environment that reduce our net interest margin;

•	unanticipated additional charge-offs and loan loss provisions;

•	our ability to maintain required capital levels and adequate sources of funding and liquidity;

•	additional declines in value of our investment securities portfolio, including adverse developments affecting the issuers of trust preferred securities we hold;

•	changes and trends in capital markets;

•	competitive pressures from other depository institutions that increase our funding costs;

•	unanticipated effects or changes in critical accounting policies and judgments ;

•	legislative or regulatory changes or actions, or significant litigation that adversely affect us or the banking industry;

•	our ability to attract and retain key personnel;

•	our ability to fully utilize our deferred tax asset;

•	our ability to maintain security for confidential information in our computer systems and telecommunications network;

•	the effects of our participation in the Capital Purchase Program and possible changes to that program;

•	increases in insurance premiums we pay to the Federal Deposit Insurance Corporation;

•	our compliance with the terms of the formal written agreement dated May 20, 2009 with the Office of the Comptroller of the Currency; and

•	damage to our reputation as a result of the foregoing, including our ability to retain customers and attract new ones, our cost of funding and our level of liquidity as well as other factors we describe in our periodic reports filed with the SEC.

     Investors should consider these risks, uncertainties and other factors when considering any forward-looking statement.
     We discuss many of these risks in greater detail under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and as supplemented by our Quarterly Reports on Form 10-Q. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
     You should read this prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. You should read our cautionary statements as being applicable to all related forward-looking statements whenever they appear in:
•	this prospectus;

•	the materials incorporated by reference into this prospectus; and

•	our press releases.

Integra Bank Corporation and Integra Bank N.A.
     We are a bank holding company incorporated in the State of Indiana. We conduct our commercial banking business through our wholly-owned subsidiary, Integra Bank, N.A., or Integra Bank, which has its main office in Evansville, Indiana and operates 75 banking centers and 125 ATMs located in Indiana, Kentucky, Illinois, Ohio and Tennessee. Integra Bank offers a wide variety of commercial banking services and financial products to individuals, businesses and public sector entities in its primary market areas in the Midwest. Our primary business is that of a traditional banking institution, accepting deposits and originating loans in the Midwest. Lending activities include commercial business and commercial real estate loans, agricultural business loans, construction and land development loans, one- to four-family residential loans and consumer loans.
     Our common stock trades on the Nasdaq Global Select Market under the symbol “IBNK.”
     Integra Bank Corporation is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, as a bank holding company. Integra Bank is subject to comprehensive regulation, examination and supervision by the Office of the Comptroller of the Currency, or the OCC, and the Federal Deposit Insurance Corporation, or the FDIC.
     Our principal executive offices are located at 21 S.E. Third Street, Evansville, Indiana 47705-0868. Our telephone number is (812) 464-9677.
     Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page 9 of this prospectus.
Risk Factors
     An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in our periodic reports filed with the SEC that are incorporated by reference into this prospectus before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Use of Proceeds
     We will not receive any proceeds from any sale of the securities by the selling securityholders.
Description of Warrant to Purchase Common Stock
     The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.
Shares of Common Stock Subject to the Warrant
     The warrant is initially exercisable for 7,418,876 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds equal to at least $83,586,000, which is equal to 100% of the aggregate liquidation preference of the series B preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50% to 3,709,438 shares. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”
Exercise of the Warrant
     The initial exercise price applicable to the warrant is $1.69 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before February 27, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by Integra of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading "—Adjustments to the Warrant.”
     Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We will list the shares of common stock issuable upon exercise of the warrant with the Nasdaq Global Select Market.
Rights as a Shareholder
     The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.
Transferability
     The initial selling securityholder may not transfer a portion of the warrant with respect to more than 3,709,438 shares of common stock until the earlier of the date on which Integra has received aggregate gross proceeds from a qualified equity offering of at least $83,586,000 and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.
Adjustments to the Warrant
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.
     Anti-dilution Adjustment. Until the earlier of February 27, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•	in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of February 27, 2009.
     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.
     Certain Repurchases. If we affect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.
     Business Combinations. In the event of a merger, consolidation or similar transaction involving Integra and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.
Description of Common Stock
General
     The following is a brief description of our common stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.
     We have 129,000,000 shares of authorized common stock, stated value $1.00 per share, of which                  shares were outstanding as of June ___, 2009.
     The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. The holders of shares of common stock are not entitled to cumulate their votes in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors. The holders of shares of common stock are entitled to receive such dividends as our board of directors may from time to time, and in its discretion, declare from any assets legally available therefor. The holders of our common stock are not entitled to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The holders of common stock are not subject to further calls or assessments by us. Upon our liquidation, after payment or provision for payment of all of our obligations and any liquidation preference of series B preferred stock and any other class or series of preferred stock outstanding at the time, the holders of our common stock are entitled to share ratably in our remaining assets.
     Our series B preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as currently, or as may be, fixed by our board of directors.
     Our common stock is traded on the Nasdaq Global Market under the symbol “IBNK.” Holders of our common stock are not, and will not be, subject to any liability as shareholders.
Restrictions on Ownership
     The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Integra Bank N.A., P.O. Box 868, Evansville, Indiana 47705-0868.
Plan of Distribution
     The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

     In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell the common stock.
     The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.
     In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
     In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.
     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.
     At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
     The warrant is not listed on an exchange, and we do not intend to list the warrant on any exchange.
     We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

Selling Securityholders
     On February 27, 2009, we issued the securities covered by this prospectus, along with 83,586 shares of our series B preferred stock, to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 7,418,876 shares of our common stock, representing beneficial ownership of approximately ___% of our common stock as of June ___, 2009; and

•	7,418,876 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately ___% of our common stock as of June ___, 2009.

     For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling securityholders.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.
     We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.
     Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.
     Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.
Legal Matters
     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Baker & Daniels LLP, Indianapolis, Indiana, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
Experts
     The consolidated financial statements incorporated in this registration statement by reference from Integra Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Where You Can Find More Information
     We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. Certain information is also available on our website at www.integrabank.com.
Incorporation of Documents by Reference
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including information specifically incorporated by reference into our Form 10-K from our proxy statement for our 2009 annual meeting of shareholders);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed on March 2, 2009, March 23, 2009, April 15, 2009, May 27, 2009 as amended by Current Report on Form 8-K/A filed on May 27, 2009 and June 3, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A filed on March 20, 1998, including any amendment or report filed for the purpose of updating such decription.
     In addition, we incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.
     You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.integrabank.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.
     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write us at the following address: 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868, Attention: Secretary; (812)-461-5794.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Amount to
be Paid
Securities and Exchange Commission registration fee	$5,363.72
Legal fees and expenses	20,000.00
Accounting fees and expenses	15,000.00
Miscellaneous	1,000.00

Total	$41,363.72

Item 15. Indemnification of Directors and Officers
     The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.
     The Registrant may also voluntarily undertake to provide for indemnification of directors, officers and employees of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Registrant (or at the last not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).
     In addition, the Registrant has a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), subject to applicable retentions.
Item 16. Exhibits
     The list of exhibits is incorporated by reference from the Index to Exhibits on page E-1.
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on June 11, 2009.

INTEGRA BANK CORPORATION
By:	/s/ Michael J. Alley
Michael J. Alley
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Alley Michael J. Alley	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2009

/s/ Martin M. Zorn Martin M. Zorn	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	June 11, 2009

/s/ Michael B. Carroll Michael B. Carroll	Executive Vice President and Controller (Principal Accounting Officer)	June 11, 2009

/s/ Sandra Clark Berry* Sandra Clark Berry	Director	June 11, 2009

/s/ Robert L. Goocher* Robert L. Goocher	Director	June 11, 2009

/s/ Dr. H. Ray Hoops* Dr. H. Ray Hoops	Director	June 11, 2009

Signature	Title	Date

/s/ Thomas W. Miller* Thomas W. Miller	Director	June 11, 2009

/s/ Arthur D. Pringle III* Arthur D. Pringle III	Director	June 11, 2009

/s/ Richard M. Stivers* Richard M. Stivers	Director	June 11, 2009

/s/ Daniel T. Wolfe* Daniel T. Wolfe	Director	June 11, 2009

*By:	/s/ Martin M. Zorn

Martin M. Zorn,
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Letter Agreement, dated as of February 27, 2009, between the Registrant and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009)

4.2	Warrant for the Purchase Shares of Common Stock of Integra Bank Corporation (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009)

4.3	ARRA Letter Agreement, dated February 27, 2009, between the Registrant and the United States Department of the Treasury (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on March 2, 2009)

5.1	Opinion of Baker & Daniels LLP

23.1*	Consent of Independent Registered Public Accounting Firm, Crowe Horwath LLP

23.2	Consent of Baker & Daniels LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Previously filed.

E-1